EXHIBIT 10.12

                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (the "Agreement") is made effective June 15, 1998 by and between NuOasis International, Inc., organized under the laws of the Commonwealth of the Bahamas ("NUOI") and Cleopatra's World, Inc., a corporation organized under the laws of the British Virgin Islands ("CWI").

     WHEREAS, NUOI is the Assignee and beneficial owner of one million (1,000,000) shares of Flexweight Corp., a Kansas corporation ( the "Flex Shares"); and,

     WHEREAS, CWI owns a Promissory Note in the principal amount of one million dollars ($1,000,000) issued by NuOasis Resorts, Inc. ("Resorts"), a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference (the "Resorts Note"); and,

     WHEREAS, CWI and NUOI wish to exchange the Resorts Note owned by CWI for the Flex Shares owned by NUOI.

     NOW, THEREFORE, IN CONSIDERATION of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, CWI and NUOI agree as follows:

1.   Exchange

     On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, NUOI hereby exchanges and agrees to assign and deliver the Flex Shares for the NuOasis Note.

2.   Closing

     The closing of the exchange contemplated by this Agreement (the "Closing") shall occur upon the transfer of the Flex Shares to CWI (the "Transfer Date"), but shall not be later than June 30, 1998. At the Closing, CWI shall deliver the NuOasis Note to NUOI and NUOI shall deliver the Flex Shares to CWI.

3.1  Representations and Warranties of NUOI

     NUOI hereby represents and warrants to CWI that:

     A. Organization. NUOI is a corporation validly existing and in good standing under the laws of the Commonwealth of the Bahamas, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate action on the part of NUOI. This Agreement has been duly executed and delivered by NUOI and constitutes a binding, and enforceable obligation of NUOI; and,

     B. Third Party Consent. No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by NUOI in connection with the execution, delivery, or performance of this Agreement, or if required, NUOI has or will obtain same prior to Closing; and,
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     C.  Litigation.  NUOI is not a defendant or a plaintiff against whom a counterclaim has been made or reduced to judgement, in any litigation or proceedings before any state, local or federal government, or any department, board, body or agency thereof, which could result in a claim against the Flex Shares; and,

     D. Status of Flex Shares. To the best of NUOI's knowledge, the Flex Shares are validly123 issued and there is no claim by any third parties which would serve to restrict the assignment, transfer or exchange of the Flex Shares as contemplated herein. Further, NUOI has not created any option, security interest or encumbrance involving the Flex Shares that would give rise to any claims by third parties or otherwise conflict with or preclude the exchange as contemplated herein; and

     E. Authority. This Agreement has been duly executed by NUOI, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which NUOI is a party or to which NUOI is subject.

3.2      Representations and Warranties of CWI

     CWI hereby represents and warrants to NUOI that:

     A. Organization. CWI is a corporation validly existing and in good standing under the laws of the British Virgin Islands, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate action on the part of CWI. This Agreement has been duly executed and delivered by CWI and constitutes a binding, and enforceable obligation of CWI; and,

     B. Third Party Consent. No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by CWI in connection with the execution, delivery, or performance of this Agreement, or if required, CWI has or will obtain same prior to Closing; and

     C. Litigation. CWI is not a defendant or a plaintiff against whom a counterclaim has been made or reduced to judgement, in any litigation or proceedings before any state, local or federal government, or any department, board, body or agency thereof, which could result in a claim against the NuOasis Note; and,

     D. Status of the NuOasis Note. To the best of CWI's knowledge, the NuOasis Note is validly issued by NuOasis Resorts, Inc. or any third parties and there is no claim by NuOasis Resorts, Inc. or any third parties which would serve to restrict the collection, transfer or exchange of the NuOasis Note as contemplated herein. Further, CWI has not created any option, security interest or encumbrance involving the rights to the NuOasis Note that would give rise to any claims by third parties or otherwise conflict with or preclude the exchange as contemplated herein; and

     E. Authority. This Agreement has been duly executed by CWI, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which CWI is a party or to which CWI is subject.

4.   Conditions Precedent to Obligations of CWI and NUOI

     All obligations of CWI and NUOI under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

     A. Transfer and Delivery of the NuOasis Note. CWI shall have executed proper transfer documents to assign and convey merchantable title to the NuOasis Note and the underlying collateral, and delivered same along with the original of such NuOasis Note to NUOI; and

     B. Transfer and Delivery of the Flex Shares. NUOI shall have taken all action necessary to deliver the Flex Shares to CWI; and

     C. Acceptance of Documents. All instruments and documents delivered by CWI and NUOI pursuant to the provisions of this Agreement shall be satisfactory to CWI and NUOI and their legal counsel.

5.   Availability of Information

     CWI and NUOI each represent that, by virtue of their respective business activities and economic bargaining power or otherwise, they have been able to conduct their own due diligence and have had access to or have been furnished with, prior to or concurrently with the execution hereof, the information which they consider to be adequate to make a decision to exchange the NuOasis Note for the Flex Shares.

6.   Private Transaction

     A. Private Offering. NUOI and CWI understand each that the exchange contemplated herein constitutes a private, arms-length transaction between the parties without the use or reliance upon a distribution or securities underwriter; and,

     B. Purchase for Own Account. Neither NUOI nor CWI are underwriters of, or dealers in, the respective securities to be exchanged hereunder, and neither party is acting as such or participating in the distribution of such securities; and

     C. Investment Risk. Because of their financial position and other factors, the exchange contemplated by this Agreement may involve a high degree of financial risk, including the risk that one or both parties may lose its entire investment; and

     D. Access to Information. NUOI, CWI and their respective advisors have been afforded the opportunity to discuss the transaction with legal and accounting professionals and to examine and evaluate the financial impact of the exchange contemplated herein.

7.   Termination

     This Agreement may be terminated at anytime prior to the date of Closing by either party if (a) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement, and which, in the judgment of such party giving notice to terminate and based upon the advice of legal counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement, or (b) if the transaction contemplated herein has not closed by June 30, 1998.

8.   Miscellaneous

     A. Authority. The officers of CWI and NUOI executing this Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

     B. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

         To NUOI:          NuOasis International Incorporated
                           43 Elizabeth Avenue, Box N-8680
                           Nassau, Bahamas
                           Telephone:   (809) 326-2903
                           Facsimile:   (809) 326-8434

         To CWI:           Cleopatra's World, Inc.
                           P.O. Box 3186, Road Town
                           Tortola, British Virgin Islands
                           Telephone:   (949) 475-7731
                           Facsimile:   (949) 475-7738

         or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

     C. Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

     D. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

     E. Assignment. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

     F. Applicable Law. This Agreement has been negotiated and is being contracted for in the State of Nevada, it shall be governed by the laws of the State of Nevada, County of Clark, notwithstanding any conflict-of-law provision to the contrary.

     G. Attorney's Fees. If any legal action or other preceding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

     H. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

     I. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

     J. Further Assurances. At any time, and from time to time after the Closing, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the NuOasis Note and the Flex Shares, or otherwise to carry out the intent and purposes of this Agreement.

     K. Broker's or Finder's Fee; Expenses. NUOI and CWI each warrant that they have not incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other party shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring same.

     L. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

     M. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     N. Facsimile. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                     "CWI"
                                     Cleopatra's World, Inc.


                                     By:   /s/  Gabriel Tabarani
                                     Name:      Gabriel Tabarani
                                     Title:     Chairman

                                     "NUOI"
                                     NuOasis International, Incorporated


                                     By:   /s/ Fred G. Luke
                                     Name:     Fred G. Luke
                                     Title:    President